Exhibit 10.9


                           Non-competition Agreement

     This Agreement dated July 1, 2001, by and between Westcon Group, Inc., having an office at 520 White Plains Road, Tarrytown, NY 10591 ("WG") and Alan Marc Smith, residing at 55 Valley Road, New Rochelle, NY 10804 ("AMS").

     The parties agree as follows.

     1. For a period of eighteen (18) months following the last day of AMS's employment with Business Operation Services Corporation ("BOSC"), a wholy owned subsidiary of WG, AMS will not: (a) directly or indirectly become employed by, contract with, become interested in or provide services to any active vendor, customer or competitor of WG or its subsidiaries; (b) solicit, induce or attempt to induce any active AMS, consultant, contractor, vendor or customer of WG or its subsidiaries to discontinue any business or employment relationship or to refrain from entering into a new business relationship with WG or its subsidiaries.

     For purposes of this Agreement, an active relationship is one that is in existence during the term of AMS' employment by BOSC whether pursuant to written contract or not, including a prospective customer relationship where WG or its subsidiaries has solicited business during AMS' term of employment. The following will be presumed to be competitors of WG and its subsidiaries for purposes of this Agreement: Ingram Micro; Gates/Arrow; Merisel; Access Graphics; Tech Data; Computer 2000; Azlan PLC; Landis Group and any two-tier distributor of similar size and market of the foregoing entities of WG and subsidiaries.

     2. In consideration for AMS' obligations pursuant to the restrictive covenants set forth herein, AMS shall receive Two Million Dollars ($2,000,000) ("Restrictive Covenant Fee") from WG payable installments as shown in Table 1 below commencing on July 15, 2001 and continuing through September 1, 2004. Such payments are guaranteed and shall not be subject to the continuing employment of AMS by BOSC.

                                    Table 1
                                    -------

     July 15, 2001          $500,000        March 1, 2003            $214,286
     September 1, 2001      $214,286        September 1, 2003        $214,286
     March 1, 2002          $214,286        March 1, 2004            $214,286
     September 1, 2002      $214,286        September 1, 2004        $214,284

     3. Arbitration. All disputes between AMS and WG, its successors, assigns, subsidiaries, parent, directors, officers, AMSs or agents with regard to or arising out of this Agreement will be submitted to binding final arbitration with the J.A.M.S./Endispute in New York, New York and in accordance with the rules of the J.A.M.S./Endispute then in effect. The successful party in the arbitration may be entitled to reimbursement by the other party of all reasonable attorneys fees, costs and arbitration expenses incurred as a result of the arbitration, at the discretion of the arbitrator.

     THE PARTIES ACKNOWLEDGE AND AGREE THAT: (A) ARBITRATION WILL BE THE ONLY PROCEEDING AVAILABLE TO THEM FOR ANY DISPUTE REGARDING THIS AGREEMENT AND THAT THEY ARE WAIVING THEIR RIGHT TO PROCEED IN ANY AND ALL OTHER CIVIL LEGAL PROCEEDINGS, INCLUDING WITHOUT LIMITATION, STATE OR FEDERAL COURT AND ANY ADMINISTRATIVE PROCEEDINGS AVAILABLE TO THEM; (B) THEY ARE WAIVING THEIR RIGHT TO HAVE A JURY DECIDE ANY EMPLOYMENT DISPUTE; (C) THE ARBITRATOR MAY GRANT ANY REMEDY OR RELIEF THAT IS JUST AND EQUITABLE, OTHER THAN PUNITIVE, EXEMPLARY, DOUBLE OR TREBLE DAMAGES; (D) THE DECISION OF THE ARBITRATOR WILL BE FINAL AND BINDING ON THE PARTIES AND MAY BE JUDICIALLY ENFORCED; (E) THE ARBITRATOR WILL DETERMINE ALL ISSUES OTHER THAN INJUNCTIVE RELIEF, INCLUDING WHETHER A DISPUTE IS SUBJECT TO ARBITRATION; (F) NEITHER PARTY WAIVES THE RIGHT TO PROCEED IN COURT FOR INJUNCTIVE RELIEF.

     4. Injunctive Relief. AMS agrees that a breach of the covenants contained herein may cause irreparable damage to WG for which there may not be an adequate remedy at law and accordingly, WG will be entitled to injunctive relief in addition to any other remedies available at law.

     5. Assignment. Neither party may assign this Agreement without the other party's prior, written consent.

     6. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remainder of the provision and any other provisions of this Agreement will remain in full force and effect.

     7. Governing Law. This Agreement and the parties' rights and obligations thereunder will be interpreted and construed in accordance with and governed by the laws of the State of New York, other than conflict of laws.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will constitute but one and the same instrument.

     9. Notice. Any notice intended to be given hereunder will be sufficiently given if sent by national overnight carrier, shipping charges prepaid, addressed to the party at the address contained herein or any subsequent address of which the parties have been given written notice. Any such notice will be effective within Three (3) days of being deposited with the national overnight carrier.

     10. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements with regard to the subject matter hereof. This Agreement not be amended or modified except in writing, signed by both parties and will be binding upon the parties, their heirs, successors, legal representatives and assigns.


Westcon Group, Inc.


     /s/ Philip Raffiani                           /s/ Alan Marc Smith
----------------------------------             ---------------------------------
By:    Philip Raffiani                         Alan Marc Smith
Title: Exec. Vice President                    Date:  7/1/01
Date:  7/1/01

                           AMS Non-Compete Agreement
                           Amendment One, April 2004
                                AMENDMENT ONE TO
                           NON-COMPETITION AGREEMENT
                                    BETWEEN
                                ALAN MARC SMITH
                                      AND
                              WESTCON GROUP, INC.


This Amendment One to the Non-competition Agreement dated July 1, 2001, (the "Agreement") by and between Westcon Group, Inc., a Delaware corporation, having an office at 520 White Plains Road, Tarrytown, New York ("WG"), and Alan Marc Smith, residing at ("AMS") is entered into on April 29, 2004.

WHEREAS, Section One of the Agreement sets forth the term of the period during which AMS agrees to restrict his business activities following termination of his employment with WG or its subsidiaries (the "Non-compete Period"); and

WHEREAS, the parties desire to amend the term of the Non-compete Period.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. Paragraph 1 of the Agreement is amended by deleting the words, "eighteen
(18) months" in the first sentence and replacing them with "twelve (12) months".

2. Except as amended, modified or supplemented herein, the remainder of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first written above.


WESTCON GROUP, INC.


/s/ John P. O'Malley III                           /s/ Alan Marc Smith
--------------------------------------             -----------------------------
By:    John P. O'Malley III                        Alan Marc Smith
Title: Vice President, Finance and CFO             Date:
Date:  April 29, 2004


                           AMS Non-Compete Agreement
                           Amendment One, April 2004